Exhibit 10.2

Execution Version

AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT

dated as of April 28, 2017

made by

REX ENERGY CORPORATION

and

EACH OF THE OTHER GRANTORS (AS DEFINED HEREIN)

in favor of

ANGELO, GORDON ENERGY SERVICER, LLC,

as Collateral Agent

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

SCHEDULES:

1	Notice Addresses
2	Investment Property
3	Perfection Matters
4	Location of Jurisdiction of Organization and Chief Executive Office
5	Inventory and Equipment Locations
6	Receivables from Government Authorities

ANNEXES:

I	Form of Acknowledgment and Consent
II	Form of Assumption Agreement
III	Form of Supplement

-iv-

This AMENDED AND RESTATED GUARANTY AND COLLATERAL AGREEMENT, dated as of April 28, 2017, is made by Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), Rex Energy I, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (“Rex Energy I”), Rex Energy Operating Corp., a corporation duly formed and existing under the laws of the State of Delaware (“Rex Energy Operating”), PennTex Resources Illinois, Inc., a corporation duly formed and existing under the laws of the State of Delaware (“PennTex Resources Illinois”), Rex Energy IV, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (“Rex Energy IV”), R.E. Gas Development, LLC, a limited liability company formed and existing under the laws of the state of Delaware (“R.E. Gas”) (the Borrower, Rex Energy I, Rex Energy Operating, PennTex Resources Illinois, Rex Energy IV, R.E. Gas and any other Person that becomes a party hereto from time to time after the date hereof as a grantor pursuant to Section 9.13, the “Grantors”), in favor of Angelo, Gordon Energy Servicer, LLC, as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (such capitalized term and other capitalized terms used in this Agreement as hereinafter defined).

R E C I T A L S

A. The Borrower, Royal Bank of Canada, as administrative agent and certain lenders party thereto entered into that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as heretofore amended, modified or supplemented, the “Original Credit Agreement”).

B. The grantors party thereto entered into that certain Amended and Restated Guaranty and Collateral Agreement, dated as of March 27, 2013, to guarantee and secure the “Indebtedness” under the Original Credit Agreement (as heretofore amended, modified or supplemented, the “Original Guaranty and Collateral Agreement”).

C. On even date herewith, the Borrower, Angelo, Gordon Energy Servicer, LLC, as administrative agent (in such capacity, “Administrative Agent”) and as Collateral Agent, and the banks and financial institutions (the “Lenders”) party to that certain Term Loan Credit Agreement dated April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) are amending and restating the Original Credit Agreement by executing and delivering the Credit Agreement, pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make further loans and other extensions of credit to the Borrower.

D. The Loan Parties have entered or may enter from time to time into Secured Swap Agreements in accordance with, and subject to the terms and conditions of, the Swap Intercreditor Agreement, in each case secured on a first priority basis by a Lien on the Collateral pursuant to the terms of this Agreement and the other Security Instruments, subject to the Swap Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

E. It is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and to the Secured Swap Parties to make their respective extensions of credit to the Borrower or Guarantors (as defined in the Credit Agreement) under the Credit Agreement that the parties hereto amend and restate the Original Guaranty and Collateral Agreement on the terms and conditions stated herein.

F. Now, therefore, in consideration of the premises herein and to induce the Secured Parties to enter into the Secured Documents and to induce the Secured Parties to make their respective extensions of credit on behalf of the Borrower or other Loan Parties thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC (as defined herein) on the date hereof are used herein as so defined.

(b) The following terms are used herein as defined in the UCC on the date hereof: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(c) The following terms have the following meanings:

“Acknowledgment and Consent” means an Acknowledgment and Consent substantially in the form attached hereto as Annex I.

“Agreement” means this Amended and Restated Guaranty and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex II.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Collateral” has the meaning assigned such term in Section 3.01.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 6.01 or Section 6.04.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Deposit Account” has the meaning given such term in the UCC of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Secured Obligations” means, subject to Section 9.06(b), the occurrence of (a) the Discharge of Loan Obligations (as defined in the Swap Intercreditor Agreement) and (b) the occurrence of the Discharge of Swap Obligations (as defined in the Swap Intercreditor Agreement).

“Event of Default” has the meaning assigned such term in the Swap Intercreditor Agreement.

“Excluded Collateral” has the meaning assigned such term in the proviso of Section 3.01.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary.

“Grantor Claims” has the meaning assigned to such term in Section 8.01.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01(a).

“Guarantors” means the collective reference to all Grantors other than the Borrower.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Invalidated Payment” has the meaning assigned to such term in Section 9.06(b).

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Securities”) and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities included in the Collateral.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lien” has the meaning given such term in the Swap Intercreditor Agreement.

“LLC” means, with respect to any Grantor, each limited liability company described or referred to in Schedule 2 in which such Grantor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Partnership” means, with respect to any Grantor, each partnership described or referred to in Schedule 2 in which such Grantor has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Pledged LLC Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a member of all LLCs and all right, title and interest of such Grantor in, to and under the LLC Agreements; provided that the term Pledged LLC Interests shall not include any Excluded Collateral.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a limited or general partner in all Partnerships and all right, title and interest of such Grantor in, to and under the Partnership Agreements; provided that the term Pledged Partnership Interests shall not include any Excluded Collateral.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), together with any other Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder; including, but not limited to, all Pledged LLC Interests and Pledged Partnership Interests related thereto; and (b) the certificates or instruments, if any, representing (i) such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this definition; provided that the term Pledged Securities shall not include any Excluded Collateral.

“Proceeds” means all “proceeds” as such term is defined in the UCC on the date hereof and, in any event, shall include all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Secured Documents” means the Principal Agreements (as defined in the Swap Intercreditor Agreement) and any other document made, delivered or given in connection with any of the foregoing.

“Secured Obligations” has the meaning assigned to the term “Total Obligations” in the Swap Intercreditor Agreement.

“Secured Parties” has the meaning given such term in the Swap Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplement” means a Supplement substantially in the form attached hereto as Annex III.

“Swap Intercreditor Agreement” has the meaning given such term in the Credit Agreement.

“Swap Obligations” has the meaning given such term in the Swap Intercreditor Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, if by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03 Rules of Interpretation. Section 1.03 and Section 1.04 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Guarantee

Section 2.01 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, other than Excluded Swap Obligations (collectively, the “Guaranteed Obligations”). This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b) Anything herein or in any other Secured Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Secured Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Secured Party hereunder.

(d) Each Guarantor agrees that if the maturity of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. Unless released pursuant to Section 9.14, the guarantee of each Guarantor contained in this Article II shall remain in full force and effect until the Discharge of Secured Obligations shall have occurred.

(e) No payment made by any Grantor, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Secured Obligations shall have occurred.

Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 2.03 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to exercise its rights to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Discharge of Secured Obligations shall have occurred. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Secured Obligations, such amount shall be held by such Guarantor in trust for the Secured Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations in accordance with Section 5(c) of the Swap Intercreditor Agreement (or, if the Swap Intercreditor Agreement has terminated in accordance with its terms, Section 10.02(c) of the Credit Agreement).

Section 2.04 Guaranty Amendments, Etc.With respect to the Guaranteed Obligations, each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor): (a) any demand for payment of any of the Guaranteed Obligations made by any Secured Party may be rescinded by such Secured Party or otherwise and any of the Guaranteed Obligations continued; (b) the Guaranteed Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Party; (c) any Secured Document may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Guaranteed Obligations may from time to time be obligated on the Guaranteed Obligations or any additional security or collateral for the payment and performance of the Guaranteed Obligations may from time to time secure the Guaranteed Obligations; or (f) any other event shall occur which constitutes a defense or release of sureties generally (other than a defense of payment or performance). No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Article II or any Property subject thereto.

Section 2.05 Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II and no notice of creation of the Guaranteed Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations.

Section 2.06 Guaranty Absolute and Unconditional.

(a) Each Guarantor understands and agrees that the guarantee contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:

(i) the invalidity or unenforceability of any Secured Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party;

(iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations, including any discharge of, or bar or stay against collecting, any Guaranteed Obligation (or any part of them or interest therein) in or as a result of such proceeding;

(iv) any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or any other Guarantor;

(v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Grantor or in the relationship between the Borrower and any Grantor;

(vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Guaranteed Obligations;

(vii) the absence of any attempt to collect the Guaranteed Obligations or any part of them from any Grantor;

(viii) (A) any Secured Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Secured Party’s claim (or claims) for repayment of the Guaranteed Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Secured Parties or any of them for any reason; or (G) failure by any Secured Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

(ix) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance (other than a defense of payment or performance).

(b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.07 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 2.08 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms and conditions of the Swap Intercreditor Agreement, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Collateral Agent.

ARTICLE III

Grant of Security Interest

Section 3.01 Grant of Security Interest. Each Grantor hereby pledges to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in, lien on and right of setoff against, all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c) all Commercial Tort Claims (including with respect to the matters set forth on Schedule 3);

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles (including all rights in and under Swap Agreements);

(i) all Instruments;

(j) all intellectual property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(n) all other Property not otherwise described above (except for the Excluded Collateral and any Property specifically excluded from any defined term used in any clause of this Section);

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, notwithstanding anything to the contrary contained herein, “Collateral” shall not include, and this Agreement shall not constitute a grant of a security interest in: (a) any property to the extent that such grant of a security interest is prohibited by any applicable law or regulation of a Governmental Authority to which such Grantor or its property is subject, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any license or contract evidencing or giving rise to such property, except to the extent that the term in such law, regulation, license or contract providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; (b) Excluded Deposit Accounts, the Pre-Funded ACH Funds (as defined in each Blocked Account Agreement entered into on the date hereof between any Loan Party and Manufacturers and Traders Trust Company), and, to the extent not Deposit Accounts, certificates of deposit in an aggregate amount not to exceed $125,000 pledged to secure the Loan Parties’ obligations in respect of their corporate credit card program; (c) any Vehicles; (d) 34% of the Foreign Subsidiary Voting Stock in each direct Foreign Subsidiary of such Grantor that is a “controlled foreign corporation” under the Code; or (e) Equity Interests in each of RW Gathering, LLC and Charlie Brown Air II, LLC so long as such entity is not a wholly-owned subsidiary of a Grantor (clauses (a) through (e) collectively, “Excluded Collateral”). For the avoidance of doubt, notwithstanding clauses (a), (b), (c), (d) and (e) of the preceding sentence, “Collateral” shall include (and therefore, the following shall not constitute Excluded Collateral) (i) all Equity Interests in Subsidiaries of the Borrower (other than the Equity Interests described in clauses (d) and (e) to the extent set forth therein) and (ii) the right to any distributions (whether periodic or in liquidation or dissolution) with respect to any Equity Interests, including limited partnership interests or limited liability company member interests.

Section 3.02 Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Agent. Notwithstanding the preceding sentence, at the Collateral Agent’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights of the relevant Grantor specified in Section 6.03. In addition, during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE IV

Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to and extensions of credit to the Borrower thereunder, to induce the Issuing Bank to issue Letters of Credit and to induce the Secured Swap Parties to enter into Secured Swap Agreements with the Borrower and its Subsidiaries, the Borrower and, solely with respect to itself and as applicable, each other Grantor hereby represents and warrants, on and as of the date hereof and each date to the extent required by Sections 2.05, 6.01 and 6.02 of the Credit Agreement (in each case, except to the extent any such representations and warranties are expressly limited to an earlier date in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date), to the Collateral Agent that:

Section 4.01 Representations in Credit Agreement. In the case of each Grantor other than the Borrower, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated by reference, are true and correct, and the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank shall be entitled to rely on each of them, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Grantor’s knowledge.

Section 4.02 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use intellectual property owned or developed by a Grantor. For purposes of this Agreement and the other Secured Documents, such licensing activity shall not constitute a “Lien” on such intellectual property. Each of the Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related intellectual property or otherwise realize value from such intellectual property pursuant hereto.

Section 4.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral which may be perfected by filing or such other action in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted pursuant to Section 9.03 of the Credit Agreement.

Section 4.04 Grantor Information. On the date hereof, the correct legal name of such Grantor, all names and trade names that such Grantor has used in the last five years, such Grantor’s jurisdiction of organization and each jurisdiction of organization of such Grantor over the last five years, such Grantor’s organizational number (if any), taxpayer identification number, and the location(s) of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, over the last five years are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

Section 4.05 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5, other than Inventory or Equipment of an immaterial value or nature or that is out for repair, purchased but not yet delivered, or in transit to a purchaser or to one or more of the locations listed in Schedule 5.

Section 4.06 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 4.07 Investment Property.

(a) As of the date hereof, the Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Grantor are listed in Schedule 2. The shares of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor which is a Domestic Subsidiary of such Grantor and 66% of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor which is a Foreign

Subsidiary. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and has rights in or the power to transfer the Investment Property in which a Lien is granted by it hereunder, free and clear of any Lien.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest or the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict: (i) the grant of a security interest in the Pledged LLC Interests or the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests or the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests or the Pledged Partnership Interests as provided for herein and otherwise as required by then applicable law, a transferee or assignee of a membership interest or a partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof to the extent immediately theretofore held by the assignor or transferor, as the case may be, and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member or partner, as the case may be.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 4.08 Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in an amount in excess of $50,000 which has not been delivered to the Collateral Agent in accordance with the terms of Section 5.01.

(b) On the date hereof, none of the obligors on any Receivables is a Governmental Authority, except as disclosed on Schedule 6.

(c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

Section 4.09 Commercial Tort Claims.

(a) On the date hereof, except to the extent listed in Schedule 3, no Grantor has rights in any Commercial Tort Claim with an asserted value in excess of $1,000,000.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.07 against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from such Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

Section 4.10 Benefit to the Guarantors. The Borrower is a member of an affiliated group of companies that includes such Grantor, and the Borrower and the other Grantors are engaged in related businesses. Such Grantor may reasonably be expected to benefit, directly or indirectly, from the Transactions; and such Grantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor.

ARTICLE V

Covenants

Each Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until Discharge of Secured Obligations shall have occurred:

Section 5.01 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding the foregoing, the Borrower shall not be required to deliver such Instrument, Certificated Security or Chattel Paper to the Collateral Agent as set forth in the immediately preceding sentence if the value of an Instrument, Certificated Security or Chattel Paper is less than $50,000 or if the aggregate value of all such Instruments, Certificated Securities and Chattel Paper is less than $200,000.

Section 5.02 Maintenance of Insurance. Each Grantor agrees to maintain insurance on the Collateral as set forth in Section 8.07 of the Credit Agreement (as in effect on the date hereof, without giving effect to any amendments, modifications, waivers, terminations or repayments thereof).

Section 5.03 Payment of Obligations. Each Grantor agrees to comply with the provisions of Section 8.04 of the Credit Agreement with respect to its payment obligations in the same manner as the Borrower is required thereunder (as in effect on the date hereof, without giving effect to any amendments, modifications, waivers, terminations or repayments thereof).

Section 5.04 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Secured Documents to dispose of the Collateral.

(b) Such Grantor or the Borrower will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith, in each case as the Collateral Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent reasonably requests for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) delivering certificated securities, (ii) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (iii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

Section 5.05 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Grantor, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (except, in each case, to the extent Excluded Collateral). Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless (only so long as no Event of Default exists) otherwise subject to a perfected security interest in favor of the Collateral Agent, be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations (except, in each case, to the extent Excluded Collateral). If any sums of money or property so paid or distributed in respect of the Investment Property (that is Collateral) shall be received by such Grantor, such Grantor shall, unless (only so long as no Event of Default exists) otherwise subject to a perfected security interest in favor of the Collateral Agent, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) unless otherwise expressly permitted hereby or under the other Loan Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted, or if not directly addressed therein, not prohibited, by the Credit Agreement or the Swap Intercreditor Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and security interests expressly permitted pursuant to Section 9.03 of the Credit Agreement; or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof except as expressly permitted pursuant to Section 9.16 of the Credit Agreement.

(c) In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.05(a) with respect to the Investment Property issued by it and (iii) the terms of Section 6.03(c) and Section 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or Section 6.07 with respect to the Investment Property issued by it. In the case of any Issuer that is not a Grantor hereunder, such Grantor shall promptly cause such Issuer to execute and deliver to the Collateral Agent an Acknowledgment and Consent.

(d) In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(e) Without the prior written consent of the Collateral Agent, such Grantor shall not agree to any amendment of a Partnership Agreement or an LLC Agreement that (i) in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder or (ii) causes any Partnership Agreement or LLC Agreement to include an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8-103 of the UCC.

(f) With respect to Equity Interests in certificated form, such Grantor shall furnish to the Collateral Agent such stock or equity powers and other instruments as may be required by the Collateral Agent to assure the transferability of the Investment Property when and as often as may be reasonably requested by the Collateral Agent.

(g) The Pledged Securities set forth on Schedule 2 will at all times constitute not less than 100% of the Equity Interests of each Issuer which is a Domestic Subsidiary and not less than 66% of the Equity Interests of each Issuer which is a Foreign Subsidiary thereof, in each case, owned by such Grantor. Such Grantor will not permit any Issuer of any of the Pledged Securities set forth on Schedule 2 to issue any new shares of any class of Equity Interests of such Issuer to any party other than such Grantor (unless such issuance is made on a pro rata basis to such Grantor) without the prior written consent of the Collateral Agent (not to be unreasonably withheld, delayed or conditioned).

Section 5.06 Receivables.

(a) Other than in the ordinary course of business consistent with its past practice or, so long as no Event of Default exists, as is appropriate in the good faith business judgment of the applicable Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Collateral Agent a copy of each material written demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 5.07 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an asserted value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent that grants a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

ARTICLE VI

Remedial Provisions

Section 6.01 Certain Matters Relating to Receivables. At any time during the occurrence and continuation of an Event of Default:

(a) The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause its independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time during the occurrence and continuance of an Event of Default. If required by the Collateral Agent at any time during the occurrence and continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

Section 6.02 Communications with Obligors; Grantors Remain Liable.

(a) The Collateral Agent at any time during the occurrence and continuance of an Event of Default in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Collateral Agent at any time during the occurrence and continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured

Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Secured Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, during the pendancy of such Event of Default, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 5(c) of the Swap Intercreditor Agreement (or, if the Swap Intercreditor Agreement has terminated in accordance with its terms, Section 10.02(c) of the Credit Agreement), and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may during the pendancy of such Event of Default exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

Section 6.04 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, subject to the Swap Intercreditor Agreement, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, if the Collateral Agent so requests, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All such Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All such Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 6.05 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election in accordance with the terms and conditions of the Swap Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article II, in payment of the Secured Obligations in accordance with Section 5(c) of the Swap Intercreditor Agreement (or, if the Swap Intercreditor Agreement has terminated in accordance with its terms, Section 10.02(c) of the Credit Agreement).

Section 6.06 Code and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to the Collateral Agent or the Secured Parties in this Agreement, the other Secured Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which any Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and each Grantor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 5(c) of the Swap Intercreditor Agreement (or, if the Swap Intercreditor Agreement has terminated in accordance with its terms, Section 10.02(c) of the Credit Agreement), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence, willful misconduct or material breach of agreement of the Collateral Agent or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) If the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute a commercially reasonable method of disposition. Without limitation of the foregoing, any disposition involving three (3) or more bidders that are “accredited investors” (within the meaning of the Securities Act) shall constitute disposition in a commercially reasonable manner.

(c) The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.07 Registration Rights.

(a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 6.06, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Collateral Agent, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold and (iii) use its commercially reasonable efforts to cause the Issuer to make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable to enable it to realize upon such Collateral, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use its commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, or may determine that a public sale is impracticable or not commercially reasonable, and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and, to the maximum extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.08 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Section 6.09 Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

ARTICLE VII

The Collateral Agent

Section 7.01 Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any intellectual property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such intellectual property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Secured Document and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.06 or Section 6.07, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) in the name of such Grantor, or in its own name, or otherwise, commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at the post-default rate specified in Section 3.02(b) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar Property for its own account, and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent, any other Secured

Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 7.03 Execution of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

Section 7.04 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and the Swap Intercreditor Agreement, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

Subordination of Indebtedness

Section 8.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Borrower or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. During the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 8.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings with respect to any Grantor, the Collateral Agent on behalf of the Collateral Agent and the other Secured Parties shall have the right to prove their claim in any such proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties for application against the Secured Obligations as provided under Section 5(c) of the Swap Intercreditor Agreement (or, if the Swap Intercreditor Agreement has terminated in accordance with its terms, Section 10.02(c) of the Credit Agreement). Should the Collateral Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon the occurrence of the Discharge of Secured Obligations, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 8.03 Payments Held in Trust. If, notwithstanding Section 8.01 and Section 8.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent for the benefit of the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.

Section 8.04 Liens Subordinate. Each Grantor agrees that, until the Discharge of Secured Obligations shall have occurred, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured

Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Collateral Agent, no Grantor, prior to the Discharge of Secured Obligations, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it in respect of the Grantor Claims.

Section 8.05 Notation of Records. Upon the request of the Collateral Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 9.04), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default, potential event of default (however defined), or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, and no course of dealing with respect to, any right, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, power or privilege, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law or equity.

Section 9.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of the Swap Intercreditor Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.03 Enforcement Expenses; Indemnities.

(a) Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement, including the reasonable fees and disbursements of counsel to the Collateral Agent.

(b) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.

(d) The agreements in this Section 9.03 shall survive the Discharge of Secured Obligations.

Section 9.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Secured Documents, including the Swap Intercreditor Agreement.

Section 9.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Grantors and their successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent acting at the direction of the Controlling Party, the Majority Lenders and each Secured Swap Party (as defined in the Swap Intercreditor Agreement), and any such purported assignment, transfer or delegation without such consent shall be null and void.

Section 9.06 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Secured Document to which it is a party shall be considered to have been relied upon by the Collateral Agent and the Secured Parties and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, or the entry or extension of credit under any Secured Swap Agreements, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or other Secured Parties may have had notice or knowledge of any Default, potential event of default (however defined), Event of Default, or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Discharge of Secured Obligations shall have occurred. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the occurrence of the Discharge of Secured Obligations.

(b) To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause (each, an “Invalidated Payment”), then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Secured Document related to such Invalidated Payment shall continue in full force and effect. In such event, each Secured Document related to such Invalidated Payment shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Collateral Agent and the other Secured Parties to effect such reinstatement.

Section 9.07 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Secured Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER SECURED DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT AND THE LETTER OF CREDIT AGREEMENTS) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Set-Off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, without notice to such Person or any other Grantor, any such notice being expressly waived by each Grantor, to the fullest extent permitted by law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness, claims or obligations (of whatsoever kind, including obligations under Secured Swap Agreements), in any currency, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations and liabilities of the Grantor owed to such Secured Party now or hereafter existing under this Agreement or any other Secured Document, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Secured Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or its Affiliates may have.

Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY SECURED PARTY TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH SECURED PARTY IS LOCATED (AND IN SUCH EVENT, SUCH FEDERAL LAWS SHALL PERTAIN SOLELY TO SUCH SECURED PARTY).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER SECURED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER SECURED DOCUMENT WILL PREVENT ANY SECURED PARTY, INCLUDING THE COLLATERAL AGENT, FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY INSTRUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 14 OF THE SWAP INTERCREDITOR AGREEMENT (OR THE APPLICABLE SWAP COUNTERPARTY JOINDER (AS DEFINED IN THE SWAP INTERCREDITOR AGREEMENT)) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO

BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURED DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Secured Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.13 Additional Grantors and Additional Pledged Securities. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.14(b) of the Credit Agreement (as in effect on the date hereof, without giving effect to any amendments, modifications, waivers, terminations or repayments thereof) shall become a party hereto as a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date hereof. Each Grantor that is required to pledge additional Equity Interests pursuant to the Credit Agreement shall execute and deliver a Supplement.

Section 9.14 Releases.

(a) Release Upon Payment in Full. The grant of the security interest hereunder, all other grants of interests, set off and other Liens hereunder, and all guarantees provided for herein, the security interest granted hereunder, all other interest, set offs and other Liens granted hereunder, and all guarantees provided for herein, and all Lien rights, powers and interests and guarantee benefits with respect thereto shall automatically terminate and be null and void immediately upon the date that the Discharge of Secured Obligations shall have occurred, and the Collateral Agent, at the written request and expense of the Borrower, will promptly take all steps and actions requested by the Borrower to evidence and more fully effect the foregoing termination, including the release, reassignment and transfer, without recourse or warranty, of the property theretofore constituting the Collateral to the Grantors and the declaration of all such guarantees and this Agreement to be of no further force or effect.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then immediately upon the occurrence of any such disposition, all Liens and other rights with respect thereto, shall automatically terminate and be null and void, and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents deemed reasonably necessary or desirable by the Borrower to evidence the release of the Liens created hereby on such Collateral. If all the Equity Interests of a Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Secured Documents, then immediately upon the occurrence of such disposition, such Guarantor automatically shall be released from its obligations hereunder, and the Liens and other rights created hereunder in all property of such Guarantor shall automatically terminate and be null and void; and at the request and sole expense of the Borrower, the Collateral Agent shall promptly execute and deliver to or at the request of the Borrower all releases and other documents reasonable necessary or desirable to release such obligations, Liens and other rights; provided that the Borrower shall have delivered to the Collateral Agent, at least fifteen days prior to the date of the requested releases and documents, a written request of a Responsible Officer for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower stating that such transaction is in compliance with the Secured Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Collateral Agent or the other Secured Parties hereunder, including any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Collateral Agent shall have applied payments (including collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 9.15 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

Section 9.16 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.16, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.16 shall remain in full force and effect until the Discharge of Secured Obligations shall have occurred. Each Qualified ECP Guarantor intends that this Section 9.16 constitute, and this Section 9.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.17 Original Guaranty and Collateral Agreement. This Agreement amends and restates in its entirety the Original Guaranty and Collateral Agreement. The Credit Agreement and any Notes issued in connection therewith have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Original Credit Agreement and the notes and other documents related thereto. Except to the extent released prior to the effectiveness of this Agreement, all Liens, deeds of trust, mortgages, assignments, security interests and guarantees securing the Original Credit Agreement and the obligations relating thereto, including the Liens and security interests of the Original Guaranty and Collateral Agreement are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Secured Obligations, in addition to and cumulative of the Liens and security interests of this Agreement, and the parties hereto acknowledge that such Liens, deeds of trust, mortgages, assignments, security interests and guarantees shall continue to exist under and be evidenced by this Agreement. On and after the date hereof, all references to the Original Guaranty and Collateral Agreement (or any amendment thereof) in the Credit Agreement or any related document (other than this Agreement) shall be deemed to refer to the Original Guaranty and Collateral Agreement, as amended and restated hereby. This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar.

Section 9.18 Swap Intercreditor Agreement. This Agreement is subject to the terms and conditions of the Swap Intercreditor Agreement, and in the event of any conflicts between this Agreement and the Swap Intercreditor Agreement, the Swap Intercreditor Agreement shall control.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/ Thomas C. Stabley
Thomas C. Stabley
President and Chief Executive Officer

GRANTORS:	REX ENERGY OPERATING CORP. REX ENERGY I, LLC PENNTEX RESOURCES ILLINOIS, INC. REX ENERGY IV, LLC R.E. GAS DEVELOPMENT, LLC

	By:	/s/ Thomas C. Stabley
Thomas C. Stabley
President and Chief Executive Officer

Signature Page – Amended and Restated Guaranty and Collateral Agreement

Acknowledged and Agreed to as

of the date hereof by:

COLLATERAL AGENT:	ANGELO, GORDON ENERGY SERVICER, LLC, as Collateral Agent

	By:	/s/ Todd Dittmann
	Name:	Todd Dittmann
	Title:	Authorized Person

Signature Page – Amended and Restated Guaranty and Collateral Agreement

SCHEDULE 1

NOTICE ADDRESSES OF GRANTORS

Grantor	Notice Address

Rex Energy Corporation

Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy I, LLC

Rex Energy I, LLC

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy Operating Corp.

Rex Energy Operating Corp.

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy IV, LLC

Rex Energy IV, LLC

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Schedule 1

PennTex Resources Illinois, Inc.

PennTex Resources Illinois, Inc.

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

R.E. Gas Development, LLC

PennTex Resources, L.P.

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Senior Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Schedule 1

SCHEDULE 2

INVESTMENT PROPERTY

Description of Pledged Securities

Owner/Grantor	Issuer	Percentage Owned	Percentage Pledged	Class of Stock or other Equity Interest	No. of Shares	Certificate No.

Rex Energy Corporation	Rex Energy I, LLC	100%	100%	Membership Interest	N/A	N/A

Rex Energy Corporation	Rex Energy Operating Corp.	100%	100%	Common Stock	100	3

Rex Energy Corporation	PennTex Resources Illinois, Inc.	100%	100%	Common Stock	1,000	7

Rex Energy Corporation	Rex Energy IV, LLC	100%	100%	Membership Interest	N/A	N/A

Rex Energy Corporation	R.E. Ventures Holdings, LLC	100%	100%	Membership Interest	N/A	N/A

Rex Energy Corporation	R.E. Gas Development, LLC	100%	100%	Membership Interest	N/A	N/A

R.E. Gas Development, LLC	R.E. Disposal, LLC	100%	100%	Membership Interest	N/A	N/A

Rex Energy I, LLC	Rex Energy Marketing, LLC	100%	100%	Membership Interest	N/A	N/A

Description of Pledged Notes

None.

Schedule 2

SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Filing of UCC-1 Financing Statements with respect to the Collateral with the Secretary of State of the State of Delaware

Actions with respect to Pledged Securities

Delivery to the Collateral Agent or a Person designated by the Collateral Agent of all Pledged Securities consisting of certified securities, in each case properly endorsed for transfer or in blank.

Description of Commercial Tort Claims With An Asserted Value in Excess of $1,000,000

None.

Other Actions

1.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Ohio).

2.	Financing Statements in respect of item 1.

3.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Ohio).

4.	Financing Statements in respect of item 3.

5.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and R.E. Gas Development, LLC (Pennsylvania).

6.	Financing Statements in respect of item 5.

7.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and R.E. Gas Development, LLC (Pennsylvania).

8.	Financing Statements in respect of item 7.

9.	Memorandum of Assignment of Liens and Security Interests dated as of April 28, 2017 among Royal Bank of Canada, the Administrative Agent and Rex Energy I, LLC (Pennsylvania).

Schedule 3

10.	Financing Statements in respect of item 9.

11.	Assignment of Liens and Security Interests and Amendment to Mortgage dated as of April 28, 2017, among the Administrative Agent, the Collateral Agent and Rex Energy I, LLC (Pennsylvania).

12.	Financing Statements in respect of item 11.

13.	Blocked Account Agreement by and among Manufacturers and Traders Trust Company, Rex Energy Corporation and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 015004221769465.

14.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, R.E. Gas Development, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000009847503548.

15.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy I, LLC and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000008890765889.

16.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy Operating Corp. and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 015004219154503.

17.	Blocked Account Agreement made by and among Manufacturers and Traders Trust Company, Rex Energy Operating Corp. and Angelo, Gordon Energy Servicer, LLC dated as of April 28, 2017 regarding account no. 000008891671508.

Schedule 3

SCHEDULE 4

JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Borrower:

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
Rex Energy Corporation 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4313846	20-8814402	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

Grantors:

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
Rex Energy I, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4335969	20-8909799	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

Schedule 4

Rex Energy Operating Corp. 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	3865470	20-2120390	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

Rex Energy IV, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4219136	20-5549688	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

PennTex Resources Illinois, Inc. 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	3757111	20-0660609	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

R.E. Gas Development, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4456607	20-8814402	366 Walker Drive State College, PA 16801 (Since April 2013) (Prior to April 2013) 476 Rolling Ridge Drive State College, PA 16801

Schedule 4

SCHEDULE 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
Rex Energy Corporation	1. 366 Walker Drive, Suite 300, State College, PA 16801 2. 600 Cranberry Woods Drive, Suite 250, Cranberry Township, PA 16066

Rex Energy I, LLC	1. 366 Walker Drive, Suite 300, State College, PA 16801

Rex Energy Operating Corp.	1. 366 Walker Drive, Suite 300, State College, PA 16801

Rex Energy IV, LLC	1. 366 Walker Drive, Suite 300, State College, PA 16801

PennTex Resources Illinois, Inc.	1. 366 Walker Drive, Suite 300, State College, PA 16801

R.E. Gas Development, LLC	1. 366 Walker Drive, Suite 300, State College, PA 16801 2. Magill Storage Yard, Prospect Road, Butler, PA 16001 3. 600 Cranberry Woods Drive, Suite 250, Cranberry Township, PA 16066

Schedule 5

Schedule 6

RECEIVABLES WITH GOVERNMENTAL AUTHORITY AS OBLIGOR

None.

Schedule 6

Annex I

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guaranty and Collateral Agreement dated as of April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”), made by the Grantors parties thereto in favor of Angelo, Gordon Energy Servicer, LLC, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Guaranty and Collateral Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.05(a) of the Guaranty and Collateral Agreement.

3. The terms of Section 6.03(c) and Section 6.07 of the Guaranty and Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) and Section 6.07 of the Guaranty and Collateral Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex I - 1

Annex II

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [                 ], 20[    ], made by [                    ], a [                     ] (the “Additional Grantor”), in favor of Angelo, Gordon Energy Servicer, LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), Angelo, Gordon Energy Servicer, LLC, as administrative agent, and certain financial institutions (the “Lenders”) have entered into that certain Term Loan Credit Agreement, dated as of April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its affiliates (other than the Additional Grantor) have entered into that certain Amended and Restated Guaranty and Collateral Agreement, dated as of April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.13 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guaranty and Collateral Agreement. The Additional Grantor hereby represents and warrants that, with respect to itself and as applicable, each of the representations and warranties contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex II - 1

3. Miscellaneous. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II - 2

Annex III

Supplement

SUPPLEMENT, dated as of [                 ], 20[    ], made by [                    ], a [                    ] (the “Grantor”), in favor of Angelo, Gordon Energy Servicer, LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), Angelo, Gordon Energy Servicer, LLC, as administrative agent, and certain financial institutions (the “Lenders”) have entered into that certain Term Loan Credit Agreement, dated as of April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (including the Grantor) have entered into that certain Amended and Restated Guaranty and Collateral Agreement, dated as of April 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Grantor to pledge the Equity Interests described in Schedule 2-S hereto; and

WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Supplement, the information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Collateral Agreement. The Grantor hereby represents and warrants that, with respect to itself and as applicable, each of the representations and warranties contained in Article IV of the Guaranty and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

3. Miscellaneous. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but

Annex III - 1

all of which when taken together shall constitute a single contract. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Annex III - 2